Exhibit 99.1
DIGITAL ANGEL ANNOUNCES FIRST QUARTER 2008 FINANCIAL RESULTS
COMPANY REITERATES FULL-YEAR REVENUE GUIDANCE OF $92 to $99 MILLION
SO. ST. PAUL, MN (May 7, 2008) — Digital Angel (the “Company” or “Digital Angel”) (NASDAQ: DIGA), an advanced technology company in the field of animal identification and emergency identification solutions, today announced financial results for its first quarter ended March 31, 2008.
Revenue for the first quarter of 2008 was $22.4 million, and consolidated net loss was ($4.8) million, or ($0.04) per share; compared to revenue of $15.3 million, and a net loss of ($5.1) million, or ($0.08) per share for the first quarter of 2007. The Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, for the first quarter of 2008 was ($0.9) million, compared to EBITDA of ($4.1) million for the first quarter of 2007. Included in the ($0.9) million EBITDA result was ($0.5) million related to the “Overhead Reduction Plan” the Company initiated during the first quarter of 2008. Actual results for the first quarters ended March 31, 2008 and 2007, include Digital Angel’s animal identification and emergency identification segments, as well as corporate expenses, and reflect the equity method of accounting for the Company’s current 48.7% equity share in VeriChip Corporation, and its current 49.9% equity share in IFTH Acquisition Corp., formerly InfoTech USA, Inc.
Joseph J. Grillo, Digital Angel’s Chief Executive Officer and President, commented, “I am pleased to report that in the first quarter of 2008, we are beginning to see the results of initiatives we are taking to significantly improve the Company’s financial performance. I am encouraged by the fact that our quarter-over-quarter EBITDA improved by $3.2 million. This improvement was due primarily to two factors. First, sales in both core business segments were strong, as the animal identification segment revenues grew by 14%, and the emergency identification segment revenues grew by 112%, as a result of strong organic growth and the acquisition of our McMurdo commercial beacon business. Second, we are seeing the financial benefit of cost saving activities that we initiated at the beginning of this year.”
Mr. Grillo continued, “The strong demand for our products indicates that we are on track to meet our 2008 revenue guidance of $92 million to $99 million, an improvement of approximately 20% from last year. The cost savings are just the beginning of a wide range of improvements that we will undertake. As the Company focuses its resources on operational improvements, we are uncovering more and more opportunities to rationalize costs and improve profitability.”
Lorraine M. Breece, Digital Angel’s Chief Financial Officer, added, “We are proceeding with the divestiture of a number of discontinued, non-core businesses. These divestitures are part of our continuing efforts to streamline operations, simplify our reporting structure, and improve our balance sheet. In addition, I am pleased to report that we pre-paid $3.0 million of our term debt during the first quarter of 2008.”
The Company develops, manufactures, and markets visual and electronic radio frequency identification (RFID) products for the animal identification segment, under the brand name Destron Fearing. Currently, these products are manufactured primarily at the Company’s headquarters in South St. Paul, Minnesota and in Denmark, where they are distributed worldwide to markets in North America, South America, and Europe. Products for the Company’s emergency identification segment, utilizing global positioning system (GPS) enabled technology, are currently designed and manufactured at several locations in the United Kingdom, and sold worldwide under the brand names SARBE and McMurdo. The Company acquired the McMurdo business on April 5, 2007. McMurdo’s revenues for the first quarter of 2007, prior to the acquisition, were $4.2 million. Mr. Grillo pointed out, “Our growth in emergency identification revenues of 112% is comprised of organic growth of 26% and acquisitive growth of 86%. Both factors are important in evaluating our performance.”

Mr. Grillo concluded, “During the second quarter of 2008, we will be evaluating all operational aspects of both business segments. As many of our stockholders are aware, we have augmented our management team with several key individuals who have been successful at restructuring and growing businesses worldwide. I have confidence in our ability to identify and execute ways to significantly streamline our operations. I’m also a firm believer that these types of improvements will enhance stockholder value in Digital Angel.”
Non-GAAP Financial Measure
To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), the Company provides EBITDA, which is a non-GAAP financial measure. EBITDA is defined as operating income (loss) plus depreciation and amortization as presented in the Company’s Unaudited Condensed Consolidated Statement of Operations. EBITDA should not be considered as an alternative to operating income or net income (as determined in accordance with GAAP) as a measure of the Company’s operating performance or to net cash provided by operating, investing and financing activities (as determined in accordance with GAAP) as a measure of the Company’s ability to meet cash needs. The Company believes that EBITDA is a measure commonly reported and widely used by investors and other interested parties as a measure of a company’s operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to capital structure, depreciation and amortization or non-operating factors (such as historical cost). This information has been disclosed here to permit a more complete comparative analysis of the Company’s operating performance relative to other companies. EBITDA may not, however, be comparable in all instances to other similar types of measures.
For supplemental information to facilitate evaluation of the impact of depreciation and amortization, and comparisons with historical results, see the attached tables showing the detailed reconciliation of results reported under GAAP to non-GAAP results for the first quarter of 2008 and the first quarter of 2007.
Results Conference Call
Digital Angel will host a conference call today, May 7, 2008, for investors, analysts, business and trade media, and other interested parties at 9:00 a.m. EDT. Interested participants should call (866) 323-2725 within the United States or (706) 643-1836 internationally. Please use passcode 45103279. A simultaneous Web cast of the live conference call, including accompanying presentation materials, can be accessed through Digital Angel’s Web site at www.digitalangel.com. For persons unable to participate in either the conference call or the Web cast, a digitized replay will be available from May 7 at approximately 11:30 a.m. EDT to May 14 at 11:59 p.m. EDT. For the replay, dial (800) 642-1687 (USA) or (706) 645-9291 (international), using access code 45103279. Alternatively, a Web cast replay can be accessed through Digital Angel’s Web site at www.digitalangel.com.

About Digital Angel
Digital Angel (www.digitalangel.com) is an advanced technology company in the field of animal identification and emergency identification solutions. Digital Angel’s products are utilized around the world in such applications as pet identification using its patented, FDA-approved implantable microchip; livestock identification and tracking using visual and radio frequency identification (RFID) ear tags; and global positioning systems (GPS) search and rescue beacons for use on aircraft, ships and boats, and by adventure enthusiasts. Digital Angel is the controlling stockholder of VeriChip Corporation (NASDAQ: CHIP).
This press release contains certain “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements included in this press release include, without limitation, those concerning expectations for improvement in our financial performance, including strong revenue growth of our RFID and other businesses, our ability to streamline our operations, the success of the divesture of non-core businesses, our ability to enhance stockholder value, success of the Company’s marketing and sales initiative, benefits of the acquisition of the McMurdo business, and expected growth in sales, earnings and improvement in gross margins. These forward-looking statements are based on the Company’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are our ability to successfully implement our business strategy; uncertainty as to our working capital requirements over the next 12 to 24 months; our ability to successfully integrate the businesses of acquired companies; our ability to maintain compliance with the covenants of our credit facilities; the degree of success we have in leveraging our brand reputation; our ability to become a major player in the food source traceability and safety arena; our ability to successfully develop survival and emergency radios for the military and commercial uses; our reliance on third-party dealers and distributors to successfully market and sell our products; our ability to defend against costly product liability claims and claims that our products infringe the intellectual property rights of others; our ability to comply with current and future regulations relating to our businesses; our inability to meet all applicable Nasdaq Capital Market requirements; and our ability to maintain proper and effective internal accounting and financial controls. Additional information about these and other factors that could affect the Company’s businesses is set forth in the Company’s Form 10-K under the caption “Risk Factors” filed with the Securities and Exchange Commission (“SEC”) on March 17, 2008, and subsequent filings with the SEC. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.
Contact:
Digital Angel
Allison Tomek
Phone: (561) 805-8044
or
Jay McKeage
Phone: (561) 805-8041
TABLES FOLLOW

DIGITAL ANGEL AND SUBSIDIARIES
Condensed Consolidated Balance Sheets Data
(in thousands, except par value)

	March 31,	December 31,
	2008	2007
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$2,336	$2,222
Restricted cash	34	90
Accounts receivable, net of allowance for doubtful accounts of $190 and $279 at March 31, 2008 and December 31, 2007, respectively	15,404	16,143
Note receivable from VeriChip Corporation	—	2,167
Due from affiliates	73	246
Inventories	14,415	14,192
Deferred taxes	180	180
Other current assets	2,058	2,236
Current assets of discontinued operations	3,212	5,584

Total current assets	37,712	43,060

Property and equipment, net	12,025	12,014
Goodwill	47,013	39,247
Intangible assets, net	21,782	22,173
Note receivable from VeriChip Corporation	7,595	10,752
Other assets, net	3,501	3,960
Other assets of discontinued operations	2,196	2,243
Investment in affiliates — continuing operations	10,964	12,293
Investment in affiliates — discontinued operations	528	477

Total Assets	$143,316	$146,219

Liabilities and Stockholders’ Equity
Current liabilities
Notes payable and current maturities of long-term debt	$9,208	$14,231
Accounts payable	14,433	13,907
Advances from factor	2,681	1,992
Accrued expenses	8,926	9,839
Deferred revenue	482	804
Current liabilities of discontinued operations	4,629	5,361

Total current liabilities	40,359	46,134

Long-term debt and notes payable	16,011	17,217
Deferred taxes	7,304	6,282
Other liabilities	4,101	2,751
Other liabilities of discontinued operations	1,546	2,632

Total Liabilities	69,321	75,016

Commitments and contingencies
Minority interest — continuing operations	259	208

Stockholders’ Equity	73,736	70,995

Total Liabilities and Stockholders’ Equity	$143,316	$146,219

DIGITAL ANGEL AND SUBSIDIARIES
Condensed Consolidated Statements of Operations Data
(in thousands, except per share data) (unaudited)

	For the Three-Months
	Ended March 31,
	2008	2007

Revenue	$22,426	$15,298

Cost of sales	14,127	9,654

Gross profit	8,299	5,644

Selling, general and administrative expenses	9,090	9,075
Research and development expenses	795	1,218
Overhead reduction plan expenses	461	—

Operating loss	(2,047)	(4,649)

Interest and other income	405	1,323
Interest expense	(2,687)	(945)
Equity in loss of affiliate	(1,329)	(2,137)

Loss from continuing operations before taxes, minority interest and loss attributable to capital transactions of subsidiary	(5,658)	(6,408)

Benefit (provision) for income taxes	19	(25)

Loss from continuing operations before minority interest and loss attributable to capital transactions of subsidiary	(5,639)	(6,433)

Minority interest	(49)	1,532
Loss attributable to changes in minority interest as a result of capital transactions of subsidiary	—	(130)

Loss from continuing operations	(5,688)	(5,031)

Income (loss) from discontinued operations, net of income taxes of $0	912	(118)

Net loss	$(4,776)	$(5,149)

(Loss) Income per common share — basic and diluted
Loss from continuing operations	$(0.05)	$(0.07)
Income (loss) from discontinued operations	0.01	(0.01)

Net loss	$(0.04)	$(0.08)

DIGITAL ANGEL AND SUBSIDIARIES
Reconciliation to Non-GAAP Financial Information
(in thousands) (unaudited)

	Three-Months	Three-Months
	Ended March 31,	Ended March 31,
	2008	2007

Operating income (loss)	$(2,047)	$(4,649)

Depreciation and amortization	1,195	507

EBITDA	$(852)	$(4,142)

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